                                                                  EXHIBIT 10.19

DISTRIBUTION AND SERVICE AGREEMENT
--------------------------------------------------------------------------------

This Distribution and Service Agreement ("Agreement") is made and entered into between AdStar.com, Inc., a Delaware Corporation ("AdStar") with offices at 4553 Glencos Avenue, Suite 325, Marina del Rey, CA 90292 and Landon Media Group, Inc., a New York Corporation (the "Company"), with office at [ADDRESS] as of September 3, 1999 ("Effective Date").

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, ADSTAR and the Company agree as follows:

1) Purpose: Company provides advertising representation for publishers, so as to increase publishers advertising sales and to simplify the purchase process for large advertisers. Company will provide an advertising Web site ("RecuitmentMarketPlace") on the World Wide Web part of the Internet ("www.RecruitmentMarketPlace.com") for advertisers ("Users") to purchase advertising ("Ads") in publications. AdStar provides an Internet based marketplace for the buying and selling of classified advertising ("Advertise123.com") for its media and advertisers clients. The parties wish to incorporate the Advertise123.com service ("Service") into Company's Web site for the purpose of allowing Company's Users to purchase Ads via Company's Web site. Company will solicit publications to participate in the Service.

2)  Responsibilities of the Parties:

          The responsibilities of the parties are detailed in Attachment A.

3)   General:

          3.1 Each party shall be solely responsible for supplying and managing its own Web site at its own expense and neither party shall have any obligation or liability whatsoever with respect to the Web site of the other. Each party shall manage, review, delete, edit, create, update and otherwise manage all content and services available on or through its respective Web site.

          3.2 Each party shall promptly inform the other of (a) any information related to its Web site that could reasonably be anticipated to lead to a claim, demand, or liability of or against the other party by any third party, (b) any changes to its Web site which would substantially change the content in any area to which the other party has linked, and (c) any changes in its Web site which would substantially change the page(s) in which links to the other party appear.

          3.3 AdStar grants to the Company during the term of this Agreement a non-exclusive, royalty-free, world-wide right and license to use its trade names, trademarks, service names and service marks ("AdStar Marks") for promotion in connection with this Agreement, subject to the following conditions: (a) the Company shall comply with all guidelines that AdStar may provide from time to time; (b) the look and feel, the use of all logos, the design, and the overall quality of the AdStar Marks shall be subject to AdStar's approval; (c) any use of the AdStar Marks shall inure to the benefit of AdStar; and (d) the Company shall submit to AdStar for its prior approval, not to be unreasonably withheld, all advertising, promotional and other material bearing any AdStar Marks.

          3.4 The Company grants to AdStar during the term of this Agreement a non-exclusive, royalty-free, world-wide right and license to use its trade names, trademarks, service names and service marks ("Company Marks") for promotion in connection with this Agreement, subject to the following conditions: (a) AdStar shall comply with all guidelines that the Company may provide from time to time; (b) any use of the Company Marks shall inure to the benefit of the Company; and (c) AdStar shall submit to Company for its prior approval, not to be unreasonably withheld, all advertising, promotional and other material bearing any Company Marks.

          3.5 Nothing in this Agreement shall be deemed to grant to the Company any ownership interest in the AdStar Marks or to AdStar any ownership interest in the Company Marks.

4) PROMOTIONAL EFFORTS: Each party will submit to the other party, for its prior written approval, which shall not be unreasonably withheld or delayed, all press releases, and marketing, advertising, and other promotional materials that refer to the other party and/or its trade names, trademarks, service names and service marks (the "Materials"). Copy substantially similar to that already approved shall be deemed approved.

5) FEES, SHARE OF ADVERTISING REVENUE AND PAYMENT: AdStar will pay Company a share of advertising revenues earned and actually received, via Recruitment Marketplace, in a calendar month within thirty (30) days of the end of that calendar month. Each party will provide the other party with a monthly report with all information necessary to show the basis on which advertising revenues and fee payments are calculated in accordance with this Agreement. Each party will have the right, at its own expense, to inspect and audit the accounting books and records of the other party that are specifically relevant to the determination of advertising revenue percentage shares, fees and payments due under this Agreement. In the event such inspection and audit shows a discrepancy in payments in the recipient party's disfavor of five percent (5%) or more, then the other party shall promptly reimburse the recipient party for the costs and expense of such inspection and audit and pay the amount of any underpayment. AdStar's share of advertising revenue and Company's share of that advertising revenue are defined in Attachment B.

6) NON-EXCLUSIVITY: Both parties agree and acknowledge that nothing in this Agreement shall be deemed or construed to provide the other with any manner of exclusivity.

7) ASSIGNABILITY: This Agreement shall not be assigned, sublicensed or transferred by either party, without the prior written consent of the other party, which shall not be unreasonably withheld or delayed. An acquisition, merger or other change of control of either the Company or AdStar shall not be deemed an assignment.

8) CONFIDENTIALITY: Each party acknowledges and agrees that any and all information relating to the other party's business and not publicly known including, without limitation, the contents of this Agreement, technical processes and formulas, source codes, trade secrets, names, addresses and information about users and advertisers, product designs, sales, costs and other unpublished financial information, product plans, and marketing data is confidential and proprietary information. Each party agrees that it will not use or disclose any confidential or proprietary information for any purpose other than in connection with the performance of and obligations under the terms and conditions of this Agreement or as required by a court of competent jurisdiction.

9)   REPRESENTATIONS AND WARRANTIES, DISCLAIMERS, AND ADVERTISING
     ACCEPTABILITY: Each party represents and warrants to the other that (a) its Web site is a functional Internet site accessible to subscribers and users of the Internet; (b) it has the right and authority to enter into and perform all obligations under this Agreement; and (c) its execution and performance of this Agreement does not and will not violate any agreement to which such party is bound. In the event of an error, delay, defect, breakdown or failure of either party's Web site, that party's obligation shall be limited to using its reasonable efforts to restore its Web site to operation as soon as feasible.

     THE COMPANY FURTHER REPRESENTS AND WARRANTS TO ADSTAR THAT THE COMPANY'S WEB SITE DOES NOT AND WILL NOT CONTAIN ANY CONTENT, MATERIAL, OR ADVERTISEMENT THAT INFRINGES ANY PROPRIETARY RIGHT OF ANY THIRD PARTY, INCLUDING, WITHOUT LIMITATION, ANY COPYRIGHT, TRADEMARK, PATENT OR TRADE SECRET, OR THAT VIOLATES ANY LAW OR GOVERNMENTAL REGULATION. ADSTAR DOES NOT CREATE THE ADVERTISEMENTS OR OTHER MATERIAL WHICH ORIGINATE THROUGH THE SERVICE NOR DOES IT REVIEW OR EXERCISE CONTROL OVER THE CONTENT OF SUCH MATERIAL, AND, CONSEQUENTLY, ALL CONTENT, MATERIAL, AND ADVERTISEMENTS COMING THROUGH THE SERVICE ARE PROVIDED AS IS, AND ADSTAR EXPRESSLY DISCLAIMS ANY RESPONSIBILITY FOR THE ACCURACY, QUALITY OR NATURE OF SUCH CONTENT, MATERIAL, AND ADVERTISEMENTS.

     THE COMPANY AND ADSTAR RESERVE THE RIGHT TO REFUSE TO DISPLAY ANY ADVERTISEMENT, INCLUDING, WITHOUT LIMITATION, ANY ADVERTISEMENT THAT: WOULD OR MIGHT VIOLATE ANY LAW OR GOVERNMENTAL REGULATION; WOULD OR MIGHT
     VIOLATE OR INFRINGE ANY RIGHT OF ANY THIRD PARTY; IT DETERMINES IS INAPPROPRIATE OR MIGHT SUBJECT IT TO LIABILITY OR ADVERSE PUBLICITY; OR IS OTHERWISE INJURIOUS TO ITS INTERESTS; PROVIDED THAT, NEITHER PARTY shall be responsible for, or obligated to review, any content, advertisement, or other material on the other's Web site.

     EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, REGARDING ANY MATTER SUBJECT TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

10) INDEMNITY: Each party will defend, indemnify, save and hold harmless the other party, AdStar's clients and Company Affiliates, and their officers, directors, agents and employees, from any and all third-party claims, demands, liabilities, costs or expenses, including, without limitation, reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying party's breach of any representation or warranty contained in this Agreement. Each party agrees to (a) promptly notify the other party in writing of any indemnifiable claim or demand and (b) give the other party the opportunity to defend or negotiate a settlement of any such claim or demand at such other party's expense and cooperate fully with the other party, at that other party's expense, in defending or settling such claim or demand. The indemnifying party will not settle a claim or demand for the indemnified party without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. Each party reserves the right, at its own expense, to participate in the defense of any matter otherwise subject to indemnification by the other party.

11) LIMITATION OF LIABILITY: In no event will either party be liable to the other party for consequential, incidental, special, punitive, exemplary, or indirect damages, including, but not limited to, loss of profits or sales or loss of or damage to data, regardless of the form of action, whether in contract, tort, breach of warranty or otherwise, even if a party has been advised of the possibility thereof. Moreover, except for the indemnification obligations and charge back allowance and liability described above, in no event shall the maximum liability of either party arising out of or relating to the transaction which is the subject matter of this Agreement, regardless of cause, exceed the amounts payable by the Company to AdStar under this Agreement.

12) TERM AND TERMINATION: The initial term of this Agreement will be for the period of three (3) years from the Effective Date and will automatically renew for successive one year periods unless terminated by either party. Either party may terminate this Agreement after the initial term for any reason on ninety (90) days' prior written notice. Notwithstanding the foregoing, either party may terminate this Agreement with immediate effect if the other party is in breach of a material obligation hereunder and fails to cure such breach within ninety (90) days of notice from the non-breaching party or fails to promptly after notice from the non-breaching party begin to cure such breach and diligently pursue its cure if such breach is curable but is not capable of being cured within ninety (90) days of notice from the non-breaching party. Upon termination, each party shall promptly return to the other all of the confidential information (as defined above) of the other party in its possession or control. Sections 5, 8, 9, 10, 11, 12, 13 and 14 shall survive termination or expiration.

14)  GENERAL PROVISIONS:

          14.1 AMENDMENT: No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by both parties.

          14.2 ENTIRE AGREEMENT: This Agreement sets forth the entire agreement and supersedes any prior agreements, written or oral, of the parties with respect to the transactions set forth herein.

          14.3 CONSTRUCTION: In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with the applicable law, and the remainder of this Agreement shall remain in full force and effect. There shall be no presumption for or against either party as a result of such party being the principal drafter of this Agreement.

14.4 Independent Contractors: The parties to this Agreement are independent contractors. Neither party is an agent, representative, or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for, or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the parties or to impose any liability attributable to such a relationship upon either party.

14.5 Governing Law: The Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

14.6 Arbitration: A. In the event of any disagreement, controversy or dispute regarding performance under or interpretation of this Agreement, the parties agree to attempt to reach a negotiated resolution. If such dispute remains unresolved for a period of thirty (30) days after one party has provided written notice of the dispute to the other, then each party shall designate an officer to meet to endeavor to resolve the dispute. Arbitration in accordance with this section may not be commenced by either party until said officers determine in good faith that a negotiated resolution is unlikely, or the passage of thirty
(30) days from their first meeting, whichever occurs later.

Upon the expiration of said thirty (30) day period, if a negotiated resolution has not been reached, the disagreement, controversy or dispute shall be settled by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in New York, NY by three arbitrators. One arbitrator shall be selected by AdStar, one arbitrator shall be selected by Company and the third arbitrator shall be selected by the American Arbitration Association and shall be subject to approval by both AdStar and Company.

AdStar and Company intend that this provision for settling disputes be irrevocable.

14.7 Attorney's Fees: In any action or proceeding to enforce any of the terms or provisions of this Agreement or an account of the breach hereof, the party prevailing shall be entitled to recover all its expenses, including, without limitation, reasonable attorney's fees from the other party.

14.8 Notice: Any notices herein shall be given to the appropriate party at the address specified above or at such address as the party shall specify in writing. Notice shall be deemed given: upon personal delivery; if sent by fax, upon confirmation of receipt; or if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above:

FOR COMPANY:                           FOR ADSTAR:
Landon Media Group, Inc.               AdStar.com, Inc.


By:                                    By:



Name:                                  Name:  Adam Leff
     ---------------------------             ---------------------------


Title:  Executive Vice President       Title:   SVP, Business Development
      ---------------------------            -----------------------------------
             9/3/99                                    9/3/99

ATTACHMENT A -- RESPONSIBILITIES OF THE PARTIES

Company Shall:
a) promote the Service to its Users via its field based sales force, through e-mails, updates and other market materials and communications.
b) promote the Service via a link(s), from the RecruitmentMarketPlace homepage(s) to the Service. This link shall receive premium positioning and in no case will another link be featured more prominently. The Service will also be linked to from other appropriate areas of RecruitmentMarketPlace. In addition, Company will use best efforts to promote the Service with banners and promotional listings within appropriate areas of its site.
c)  Use best efforts to solicit publishers to join the AdStar Service.

ADSTAR Shall:
a) provide Company with the ability to sell Ads via the Service from links from Company's RecruitmentMarketPlace. AdStar shall also provide Company with reports to track Ads sold via its RecruitmentMarketPlace.
b) Support Company's efforts to solicit publishers to join the AdStar Service, with marketing materials, pricing information and other reasonable support.

ATTACHMENT B -- SHARE OF ADVERTISING REVENUE

AD-STAR ADVERTISING REVENUE SHARE for providing Service are as follows:

1. AdStar receives a percentage or per ad fee for of all advertising revenue generated through the Service.

2. When Users originate from Company's Web site, RecruitmentMarketPlace, and purchase Ads via Service, Company will receive half of the net AdStar advertising revenue share. Net AdStar Advertising revenue share excludes all merchant, ACH, online processing and distribution fees described below. So for example, if AdStar receives 10% of a $100 classified Ad originating from RecruitmentMarketPlace, AdStar's advertising revenue share for the Service would be $10.00. Since in this example the User originated from Company's RecruitmentMarketPlace, Company would receive half of that amount or $5.00. If the User originated from another source, Company would not receive any compensation. If the publisher of the $100 classified Ad is subject to a distribution fee, that amount would be netted from the $10.00 before Company's share would be calculated.

MERCHANT, ACH ONLINE PROCESSING AND DISTRIBUTION FEES for Service, which are deducted from the Advertising revenue before calculating Company's share are as follows:

1. Credit card process fees are $.80 per transaction for online clearing plus the credit card discount --

     - MasterCard/Visa   3.05%
     - American Express  3.75%
     - Diners Club       2.80%
     - JCB               2.75%

2. ACH process fees --

     - 1.25% of transaction with a $1.25 minimum per transaction
     Other fees --
     - ACH refund $2.00
     - ACH return item $10.00
     - ACH Notice of change $2.50

3. Reserves for credit card charge backs and adjustments -- three percent (3%) of the total advertising revenues for a rolling twelve (12) months will be held in reserve to handle charge backs and adjustments. This reserve will serve to reduce fluctuations in monthly payments and may be adjusted from time to time with written notice to more accurately reflect the actual charge back and adjustment experience. Sole liability for charge backs and adjustments remain with the publisher of the Ads. Note that Company's share of advertising revenue paid out may be adjusted to account for their share charge backs and adjustments which have occurred.

4. Distribution fees -- certain publications are subject to distribution fees, which may range from 25% to 33% of the AdStar Advertising revenue share. This fee must be netted out prior to calculation of Company's share of AdStar's Advertising revenue share.




                                                                               6